CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 7, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report of the AAL Variable Product Series Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading of "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
April 28, 2003